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                                                                 EXHIBIT 23.5

                     Consent of Evercore Group Inc.

        We hereby consent to the use in the Registration Statement on Form S-4 of The Robert Mondavi Corporation, a Delaware corporation, and in the Proxy Statement/Prospectus of The Robert Mondavi Corporation, a Delaware corporation, which is part of the Registration Statement, of our opinion dated August 20, 2004 appearing as Annex E to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary-Evercore Opinion" and "Proposals to be Voted On-Approval, and Adoption of the Merger Agreement and the Merger".

        In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, not do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  EVERCORE GROUP, INC.


                                  By: /s/ Saul D. Goodman
                                  ------------------------------
                                      Name: Saul D. Goodman
                                      Title: Managing Director

New York, New York
October 7, 2004